Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS
FIRST QUARTER 2019 EARNINGS OF $1.06 PER SHARE

WATERBURY, Conn., April 18, 2019 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $97.5 million, or $1.06 per diluted share, for the quarter ended March 31, 2019 compared to $78.1 million, or $0.85 per diluted share, for the quarter ended March 31, 2018.

“The first quarter represented our 38th consecutive quarter of year-over-year revenue growth as we continue to execute on our strategic priorities,” said John R. Ciulla, president and chief executive officer. “Our disciplined approach to capital allocation aligns with our overarching goal to deliver for our customers while maximizing economic profit over time.”

Highlights for the first quarter of 2019 compared to prior year:

•	Revenue of $310.2 million, an increase of 9.6 percent, including net interest income of $241.6 million, an increase of 12.8 percent.

•	Loan growth of $1.0 billion, or 5.7 percent; all of the growth was in commercial and commercial real estate loans, which increased 9.4 percent.

•	Deposit growth of $1.4 billion, or 6.4 percent, with growth of $722 million, or 13.1 percent at HSA Bank.

•	Net interest margin of 3.74 percent, up 30 basis points.

•	Pre-tax, pre-provision net revenue growth of $23.2 million, or 20.8 percent, led by HSA Bank’s growth of 40.4 percent.

•	Efficiency ratio of 55.9 percent (non-GAAP) compared to 59.8 percent.

•
Annualized return on average common shareholders’ equity of 14.01 percent compared to 12.15 percent; annualized return on average tangible common shareholders’ equity (non-GAAP) of 17.70 percent compared to 15.73 percent.

“We have now earned in excess of our cost of capital for eight consecutive quarters,” said Glenn MacInnes, executive vice president and chief financial officer. “We continue to report strong performance measured by positive operating leverage, net interest margin expansion and disciplined expense management, leading to an efficiency ratio below 56 percent for the quarter.”

Line of Business performance compared to the first quarter of 2018

Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of March 31, 2019, Commercial Banking had $10.6 billion in loans and leases and $4.2 billion in deposit balances.

Commercial Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$90,510	$84,651	6.9%
Non-interest income	14,011	15,316	(8.5)
Operating revenue	104,521	99,967	4.6
Non-interest expense	44,618	41,245	(8.2)
Pre-tax, pre-provision net revenue	$59,903	$58,722	2.0

			Percent
	At March 31,		Increase/
(In millions)	2019	2018	(Decrease)
Loans and leases	$10,631	$9,686	9.8%
Deposits	4,191	4,041	3.7

Pre-tax, pre-provision net revenue increased $1.2 million to $59.9 million in the quarter as compared to prior year. Net interest income increased $5.9 million to $90.5 million, primarily due to loan growth and higher deposit margins. Non-interest income decreased $1.3 million to $14.0 million, primarily due to lower client interest rate hedging activity. Non-interest expense increased $3.4 million to $44.6 million, primarily due to investments in people and technology.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of March 31, 2019, HSA Bank had $7.9 billion in total footings comprising $6.2 billion in deposit balances and $1.7 billion in assets under administration through linked investment accounts.

HSA Bank Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$41,741	$32,924	26.8%
Non-interest income	25,576	22,669	12.8
Operating revenue	67,317	55,593	21.1
Non-interest expense	33,522	31,515	(6.4)
Pre-tax, net revenue	$33,795	$24,078	40.4

			Percent
	At March 31,		Increase/
(Dollars in millions)	2019	2018	(Decrease)
Number of accounts (thousands)	2,933	2,643	11.0%

Deposits	$6,209	$5,488	13.1
Linked investment accounts *	1,703	1,364	24.9
Total footings	$7,912	$6,852	15.5
* Linked investment accounts are held off balance sheet

Pre-tax net revenue increased $9.7 million to $33.8 million in the quarter as compared to prior year. Net interest income increased $8.8 million to $41.7 million, due to 13 percent growth in deposits and 12 percent improvement in deposit spreads. Non-interest income increased $2.9 million to $25.6 million, primarily due to 11 percent growth in accounts over the past year. Non-interest expense increased $2.0 million to $33.5 million, primarily due to account growth and expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 157 banking centers and 315 ATMs, a customer care center, and a full range of web and mobile-based banking services.

As of March 31, 2019, Community Banking had $8.2 billion in loans and $12.3 billion in deposit balances.

Community Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$101,360	$98,928	2.5%
Non-interest income	25,382	25,195	0.7
Operating revenue	126,742	124,123	2.1
Non-interest expense	95,075	96,829	1.8
Pre-tax, pre-provision net revenue	$31,667	$27,294	16.0

			Percent
	At March 31,		Increase/
(In millions)	2019	2018	(Decrease)
Loans	$8,183	$8,121	0.8%
Deposits	12,271	11,580	6.0

Pre-tax, pre-provision net revenue increased $4.4 million to $31.7 million in the quarter as compared to prior year. Net interest income increased $2.4 million to $101.4 million, primarily due to growth in deposit balances, coupled with improved interest rate spreads on deposits. Non-interest income was up $0.2 million due to increased deposit and loan related fee income. Non-interest expense decreased $1.8 million to $95.1 million resulting from savings in occupancy and lower marketing expenses.

Consolidated financial performance:
Quarterly net interest income compared to the first quarter of 2018:

•	Net interest income was $241.6 million compared to $214.2 million.

•	Net interest margin was 3.74 percent compared to 3.44 percent. The yield on interest-earning assets increased by 48 basis points, and the cost of funds increased by 20 basis points.

•	Average interest-earning assets totaled $26.0 billion and grew by $884 million, or 3.5 percent.

•	Average loans totaled $18.5 billion and grew by $754 million, or 4.3 percent.

•	Average deposits totaled $22.5 billion and grew by $1.1 billion, or 5.3 percent.

Quarterly provision for loan losses:

•	The provision for loan losses was $8.6 million, compared to $10.0 million in the prior quarter and $11.0 million a year ago.

•
Net charge-offs were $9.6 million, compared to $9.5 million in the prior quarter and $5.6 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.21 percent, compared to 0.21 percent in the prior quarter and 0.13 percent a year ago.

•
The allowance for loan losses represented 1.12 percent of total loans at March 31, 2019, compared to 1.15 percent at December 31, 2018 and 1.15 percent at March 31, 2018. The allowance for loan losses represented 133 percent of nonperforming loans compared to 137 percent at December 31, 2018 and 153 percent at March 31, 2018.

Quarterly non-interest income compared to the first quarter of 2018:

•
Total non-interest income was $68.6 million, compared to $68.7 million, a decrease of $0.1 million. This reflects a decrease in other of $3.1 million primarily related to client hedging income, offset by an increase of $2.9 million in HSA fee income driven by account fees and interchange due to account growth, and an increase of $0.8 million in loan related fees primarily due to prepayment fees.

Quarterly non-interest expense compared to the first quarter of 2018:

•
Total non-interest expense was $175.7 million, compared to $171.6 million, an increase of $4.1 million. This reflects increases of $3.0 million in compensation and benefits due to annual merit increases and other benefits, $1.8 million in technology/equipment primarily due to higher service contracts to support infrastructure, and $1.3 million in professional and outside services, offset by a decrease of $2.3 million in deposit insurance primarily related to a fully funded deposit insurance fund.

Quarterly income taxes compared to the first quarter of 2018:

•	Income tax expense was $26.1 million, compared to $20.1 million and the effective tax rate was 20.8 percent, compared to 20.0 percent.

•
The higher effective tax rate in the quarter reflects a slightly lower level of discrete tax benefits recognized during the period compared to a year ago coupled with a higher level of pre-tax income in the quarter compared to the year-ago period.

Investment securities:

•
Total investment securities were $7.5 billion, compared to $7.2 billion at December 31, 2018 and $7.2 billion at March 31, 2018. The carrying value of the available-for-sale portfolio included $58.6 million of net unrealized losses, compared to $95.9 million at December 31, 2018 and $74.0 million at March 31, 2018. The carrying value of the held-to-maturity portfolio does not reflect $46.8 million of net unrealized losses, compared to $116.3 million at December 31, 2018, and $111.3 million at March 31, 2018.

Loans:

•
Total loans were $18.8 billion, compared to $18.5 billion at December 31, 2018 and $17.8 billion at March 31, 2018. Compared to December 31, 2018, residential mortgages increased by $215.2 million, commercial loans increased by $125.9 million, and commercial real estate loans increased by $64.7 million while consumer loans decreased by $57.0 million.

•
Compared to a year ago, commercial loans increased by $572.4 million, commercial real estate loans increased by $447.0 million, and residential mortgages increased by $171.9 million while consumer loans decreased by $182.6 million.

•
Loan originations for portfolio were $1.132 billion, compared to $1.611 billion in the prior quarter and $1.111 billion a year ago. In addition, $33 million of residential loans were originated for sale in the quarter, compared to $30 million in the prior quarter and $43 million a year ago.

Asset quality:

•
Total nonperforming loans were $158.9 million, or 0.84 percent of total loans, compared to $154.8 million, or 0.84 percent, at December 31, 2018 and $134.3 million, or 0.75 percent, at March 31, 2018. Total paying nonperforming loans were $38.6 million, compared to $42.5 million at December 31, 2018 and $32.2 million at March 31, 2018.

•	Past due loans were $50.5 million, compared to $34.3 million at December 31, 2018 and $41.6 million at March 31, 2018.
Deposits and borrowings:

•
Total deposits were $22.8 billion, compared to $21.9 billion at December 31, 2018 and $21.4 billion at March 31, 2018. Core deposits to total deposits were 85.3 percent, compared to 85.4 percent at December 31, 2018 and 88.1 percent at March 31, 2018. The loan to deposit ratio was 82.7 percent, compared to 84.5 percent at December 31, 2018 and 83.3 percent at March 31, 2018.

•	Total borrowings were $2.2 billion, compared to $2.6 billion at December 31, 2018 and $2.4 billion at March 31, 2018.
Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 14.01 percent and 17.70 percent, respectively, compared to 12.15 percent and 15.73 percent, respectively, in the first quarter of 2018.

•
The tangible equity and tangible common equity ratios were 8.68 percent and 8.16 percent, respectively, compared to 8.21 percent and 7.65 percent, respectively, at March 31, 2018. The common equity tier 1 risk-based capital ratio was 11.46 percent, compared to 10.99 percent at March 31, 2018.

•	Book value and tangible book value per common share were $30.62 and $24.51, respectively, compared to $27.94 and $21.78, respectively, at March 31, 2018.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $28.2 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 157 banking centers and 315 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2019 first quarter earnings announcement will be held today, Thursday, April 18, 2019 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the impact of recent changes with respect to the recognition of credit losses; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Income and performance ratios:
Net income	$99,736	$98,838	$99,673	$81,682	$80,225
Earnings applicable to common shareholders	97,549	96,666	97,460	79,489	78,083
Earnings per diluted common share	1.06	1.05	1.06	0.86	0.85
Return on average assets	1.44%	1.44%	1.47%	1.22%	1.20%
Return on average tangible common shareholders' equity (non-GAAP)	17.70	18.22	18.88	15.76	15.73
Return on average common shareholders’ equity	14.01	14.31	14.74	12.22	12.15
Non-interest income as a percentage of total revenue	22.12	23.58	23.88	23.31	24.30

Asset quality:
Allowance for loan and lease losses	$211,389	$212,353	$211,832	$207,322	$205,349
Nonperforming assets	164,431	161,617	157,967	146,047	140,090
Allowance for loan and lease losses / total loans and leases	1.12%	1.15%	1.16%	1.15%	1.15%
Net charge-offs / average loans and leases (annualized)	0.21	0.21	0.13	0.19	0.13
Nonperforming loans and leases / total loans and leases	0.84	0.84	0.83	0.78	0.75
Nonperforming assets / total loans and leases plus OREO	0.87	0.87	0.86	0.81	0.79
Allowance for loan and lease losses / nonperforming loans and leases	133.01	137.22	138.76	148.00	152.95

Other ratios:
Tangible equity (non-GAAP)	8.68%	8.59%	8.41%	8.29%	8.21%
Tangible common equity (non-GAAP)	8.16	8.05	7.86	7.75	7.65
Tier 1 risk-based capital (a)	12.17	12.16	11.96	11.74	11.75
Total risk-based capital (a)	13.60	13.63	13.44	13.21	13.24
Common equity tier 1 risk-based capital (a)	11.46	11.44	11.23	10.99	10.99
Shareholders’ equity / total assets	10.50	10.45	10.30	10.21	10.15
Net interest margin	3.74	3.66	3.61	3.57	3.44
Efficiency ratio (non-GAAP)	55.93	56.19	57.41	57.78	59.76

Equity and share related:
Common equity	$2,821,218	$2,741,478	$2,671,161	$2,616,686	$2,571,105
Book value per common share	30.62	29.72	28.96	28.40	27.94
Tangible book value per common share (non-GAAP)	24.51	23.60	22.83	22.25	21.78
Common stock closing price	50.67	49.29	58.96	63.70	55.40
Dividends declared per common share	0.33	0.33	0.33	0.33	0.26
Common shares issued and outstanding	92,125	92,247	92,230	92,151	92,016
Weighted-average common shares outstanding - Basic	91,962	91,971	91,959	91,893	91,921
Weighted-average common shares outstanding - Diluted	92,165	92,202	92,208	92,173	92,254

(a) Presented as projected for March 31, 2019 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Assets:
Cash and due from banks	$167,587	$260,422	$164,927
Interest-bearing deposits	53,072	69,077	45,899
Securities:
Available for sale	2,977,316	2,898,730	2,773,506
Held to maturity	4,480,160	4,325,420	4,408,321
Total securities	7,457,476	7,224,150	7,181,827
Loans held for sale	20,615	11,869	19,727
Loans and Leases:
Commercial	6,850,942	6,725,003	6,278,502
Commercial real estate	4,991,825	4,927,145	4,544,831
Residential mortgages	4,631,787	4,416,637	4,459,862
Consumer	2,339,736	2,396,704	2,522,380
Total loans and leases	18,814,290	18,465,489	17,805,575
Allowance for loan and lease losses	(211,389)	(212,353)	(205,349)
Loans and leases, net	18,602,901	18,253,136	17,600,226
Federal Home Loan Bank and Federal Reserve Bank stock	106,674	149,286	125,328
Premises and equipment, net	279,580	124,850	127,196
Goodwill and other intangible assets, net	563,176	564,137	567,023
Cash surrender value of life insurance policies	546,094	543,616	535,391
Deferred tax asset, net	76,576	96,516	99,199
Accrued interest receivable and other assets	364,378	313,256	285,404
Total Assets	$28,238,129	$27,610,315	$26,752,147

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,224,144	$4,162,446	$4,074,992
Health savings accounts	6,209,213	5,740,601	5,487,627
Interest-bearing checking	2,560,975	2,518,472	2,624,885
Money market	2,299,229	2,100,084	2,344,526
Savings	4,102,740	4,140,696	4,299,759
Certificates of deposit	3,273,120	2,961,564	2,275,897
Brokered certificates of deposit	81,507	234,982	277,356
Total deposits	22,750,928	21,858,845	21,385,042
Securities sold under agreements to repurchase and other borrowings	688,065	581,874	931,299
Federal Home Loan Bank advances	951,730	1,826,808	1,202,030
Long-term debt	524,303	226,021	225,830
Accrued expenses and other liabilities	356,848	230,252	291,804
Total liabilities	25,271,874	24,723,800	24,036,005
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	2,821,218	2,741,478	2,571,105
Total shareholders’ equity	2,966,255	2,886,515	2,716,142
Total Liabilities and Shareholders' Equity	$28,238,129	$27,610,315	$26,752,147

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2019	2018
Interest income:
Interest and fees on loans and leases	$228,764	$193,220
Interest and dividends on securities	57,278	52,559
Loans held for sale	148	142
Total interest income	286,190	245,921
Interest expense:
Deposits	31,020	18,156
Borrowings	13,619	13,597
Total interest expense	44,639	31,753
Net interest income	241,551	214,168
Provision for loan and lease losses	8,600	11,000
Net interest income after provision for loan and lease losses	232,951	203,168
Non-interest income:
Deposit service fees	43,024	40,451
Loan and lease related fees	7,819	6,996
Wealth and investment services	7,651	7,870
Mortgage banking activities	764	1,144
Increase in cash surrender value of life insurance policies	3,584	3,572
Other income	5,770	8,714
Total non-interest income	68,612	68,747
Non-interest expense:
Compensation and benefits	97,785	94,765
Occupancy	14,696	15,145
Technology and equipment	25,697	23,862
Marketing	3,328	3,552
Professional and outside services	6,048	4,788
Intangible assets amortization	962	962
Loan workout expenses	660	576
Deposit insurance	4,430	6,717
Other expenses	22,080	21,248
Total non-interest expense	175,686	171,615
Income before income taxes	125,877	100,300
Income tax expense	26,141	20,075
Net income	99,736	80,225
Preferred stock dividends and other	(2,187)	(2,142)
Earnings applicable to common shareholders	$97,549	$78,083

Weighted-average common shares outstanding - Diluted	92,165	92,254

Earnings per common share:
Basic	$1.06	$0.85
Diluted	1.06	0.85

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest income:
Interest and fees on loans and leases	$228,764	$225,961	$215,448	$207,820	$193,220
Interest and dividends on securities	57,278	54,301	52,707	52,523	52,559
Loans held for sale	148	130	208	148	142
Total interest income	286,190	280,392	268,363	260,491	245,921
Interest expense:
Deposits	31,020	27,629	24,397	20,225	18,156
Borrowings	13,619	15,632	13,594	15,256	13,597
Total interest expense	44,639	43,261	37,991	35,481	31,753
Net interest income	241,551	237,131	230,372	225,010	214,168
Provision for loan and lease losses	8,600	10,000	10,500	10,500	11,000
Net interest income after provision for loan and lease losses	232,951	227,131	219,872	214,510	203,168
Non-interest income:
Deposit service fees	43,024	40,272	40,601	40,859	40,451
Loan and lease related fees	7,819	7,914	10,782	6,333	6,996
Wealth and investment services	7,651	8,105	8,412	8,456	7,870
Mortgage banking activities	764	740	1,305	1,235	1,144
Increase in cash surrender value of life insurance policies	3,584	3,693	3,706	3,643	3,572
Other income	5,770	12,439	7,478	7,848	8,714
Total non-interest income	68,612	73,163	72,284	68,374	68,747
Non-interest expense:
Compensation and benefits	97,785	97,039	96,640	93,052	94,765
Occupancy	14,696	13,974	14,502	15,842	15,145
Technology and equipment	25,697	24,858	24,553	24,604	23,862
Marketing	3,328	4,345	4,052	4,889	3,552
Professional and outside services	6,048	6,201	4,930	4,381	4,788
Intangible assets amortization	962	962	961	962	962
Loan workout expenses	660	1,150	681	844	576
Deposit insurance	4,430	4,651	9,694	13,687	6,717
Other expenses	22,080	21,579	22,770	22,198	21,248
Total non-interest expense	175,686	174,759	178,783	180,459	171,615
Income before income taxes	125,877	125,535	113,373	102,425	100,300
Income tax expense	26,141	26,697	13,700	20,743	20,075
Net income	99,736	98,838	99,673	81,682	80,225
Preferred stock dividends and other	(2,187)	(2,172)	(2,213)	(2,193)	(2,142)
Earnings applicable to common shareholders	$97,549	$96,666	$97,460	$79,489	$78,083

Weighted-average common shares outstanding - Diluted	92,165	92,202	92,208	92,173	92,254

Earnings per common share:
Basic	$1.06	$1.05	$1.06	$0.87	$0.85
Diluted	1.06	1.05	1.06	0.86	0.85

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended March 31,
		2019			2018
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$18,509,174	$229,385	4.96%	$17,754,773	$193,864	4.37%
Securities (a)	7,308,946	56,954	3.09	7,158,505	52,489	2.91
Federal Home Loan and Federal Reserve Bank stock	113,016	1,712	6.14	133,241	1,455	4.43
Interest-bearing deposits	55,372	329	2.37	52,711	201	1.52
Loans held for sale	13,451	148	4.40	16,330	142	3.49
Total interest-earning assets	25,999,959	$288,528	4.43%	25,115,560	$248,151	3.95%
Non-interest-earning assets	1,795,430			1,641,721
Total Assets	$27,795,389			$26,757,281

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,191,870	$—	—%	$4,163,364	$—	—%
Health savings accounts	6,140,062	2,949	0.19	5,427,000	2,624	0.20
Interest-bearing checking, money market and savings	8,958,522	12,793	0.58	9,342,743	7,713	0.33
Certificates of deposit	3,244,714	15,278	1.91	2,459,145	7,819	1.29
Total deposits	22,535,168	31,020	0.56	21,392,252	18,156	0.34

Securities sold under agreements to repurchase and other borrowings	597,107	2,752	1.84	875,829	3,640	1.66
Federal Home Loan Bank advances	1,119,035	7,785	2.78	1,311,832	7,281	2.22
Long-term debt	249,169	3,082	4.95	225,799	2,676	4.74
Total borrowings	1,965,311	13,619	2.77	2,413,460	13,597	2.25
Total interest-bearing liabilities	24,500,479	$44,639	0.74%	23,805,712	$31,753	0.54%
Non-interest-bearing liabilities	359,257			228,978
Total liabilities	24,859,736			24,034,690

Preferred stock	145,037			145,161
Common shareholders' equity	2,790,616			2,577,430
Total shareholders' equity	2,935,653			2,722,591
Total Liabilities and Shareholders' Equity	$27,795,389			$26,757,281
Tax-equivalent net interest income		243,889			216,398
Less: tax-equivalent adjustments		(2,338)			(2,230)
Net interest income		$241,551			$214,168
Net interest margin			3.74%			3.44%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Loan and Lease Balances (actual):
Commercial non-mortgage	$5,811,309	$5,755,832	$5,724,405	$5,544,685	$5,404,231
Asset-based lending	1,039,633	969,171	969,045	959,836	874,271
Commercial real estate	4,991,825	4,927,145	4,771,325	4,580,200	4,544,831
Residential mortgages	4,631,787	4,416,637	4,415,063	4,455,580	4,459,862
Consumer	2,339,736	2,396,704	2,441,181	2,485,695	2,522,380
Total Loan and Lease Balances	18,814,290	18,465,489	18,321,019	18,025,996	17,805,575
Allowance for loan and lease losses	(211,389)	(212,353)	(211,832)	(207,322)	(205,349)
Loans and Leases, net	$18,602,901	$18,253,136	$18,109,187	$17,818,674	$17,600,226

Loan and Lease Balances (average):
Commercial non-mortgage	$5,776,334	$5,754,153	$5,597,831	$5,470,677	$5,306,412
Asset-based lending	1,016,069	964,575	944,120	897,564	864,895
Commercial real estate	4,930,035	4,862,419	4,620,741	4,549,969	4,538,429
Residential mortgages	4,415,434	4,419,826	4,434,056	4,460,904	4,476,057
Consumer	2,371,302	2,423,414	2,464,094	2,507,571	2,568,980
Total Loan and Lease Balances	18,509,174	18,424,387	18,060,842	17,886,685	17,754,773
Allowance for loan and lease losses	(214,966)	(214,453)	(208,102)	(207,718)	(201,575)
Loans and Leases, net	$18,294,208	$18,209,934	$17,852,740	$17,678,967	$17,553,198

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Nonperforming loans and leases:
Commercial non-mortgage	$66,754	$62,265	$58,366	$40,240	$46,843
Asset-based lending	218	224	1,066	1,197	1,571
Commercial real estate	7,449	8,243	7,255	9,606	3,884
Residential mortgages	49,267	49,069	49,348	50,654	44,496
Consumer	35,245	34,949	36,621	38,390	37,465
Total nonperforming loans and leases	$158,933	$154,750	$152,656	$140,087	$134,259

Other real estate owned and repossessed assets:
Commercial non-mortgage	$861	$407	$83	$148	$218
Residential mortgages	2,769	4,679	3,944	3,271	2,785
Consumer	1,868	1,781	1,284	2,541	2,828
Total other real estate owned and repossessed assets	$5,498	$6,867	$5,311	$5,960	$5,831
Total nonperforming assets	$164,431	$161,617	$157,967	$146,047	$140,090

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Past due 30-89 days:
Commercial non-mortgage	$19,152	$2,615	$6,186	$7,508	$4,749
Asset-based lending	—	—	—	—	—
Commercial real estate	2,283	1,514	2,746	719	1,103
Residential mortgages	12,865	12,789	14,499	10,861	17,337
Consumer	16,174	17,324	15,631	14,354	17,602
Total past due 30-89 days	50,474	34,242	39,062	33,442	40,791
Past due 90 days or more and accruing	—	104	139	62	845
Total past due loans and leases	$50,474	$34,346	$39,201	$33,504	$41,636

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Beginning balance	$212,353	$211,832	$207,322	$205,349	$199,994
Provision	8,600	10,000	10,500	10,500	11,000
Charge-offs:
Commercial non-mortgage	7,837	10,239	876	5,523	1,542
Asset-based lending	—	289	—	174	—
Commercial real estate	973	22	1,922	40	77
Residential mortgages	251	910	874	754	917
Consumer	3,972	4,384	4,863	4,907	5,074
Total charge-offs	13,033	15,844	8,535	11,398	7,610
Recoveries:
Commercial non-mortgage	569	2,993	376	749	69
Asset-based lending	229	21	66	174	66
Commercial real estate	6	7	143	9	2
Residential mortgages	178	1,137	133	325	385
Consumer	2,487	2,207	1,827	1,614	1,443
Total recoveries	3,469	6,365	2,545	2,871	1,965
Total net charge-offs	9,564	9,479	5,990	8,527	5,645
Ending balance	$211,389	$212,353	$211,832	$207,322	$205,349

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Efficiency ratio:
Non-interest expense (GAAP)	$175,686	$174,759	$178,783	$180,459	$171,615
Less: Foreclosed property activity (GAAP)	(253)	191	(309)	(106)	85
Intangible assets amortization (GAAP)	962	962	961	962	962
Other expenses (non-GAAP)	7	320	2,959	8,599	—
Non-interest expense (non-GAAP)	$174,970	$173,286	$175,172	$171,004	$170,568
Net interest income (GAAP)	$241,551	$237,131	$230,372	$225,010	$214,168
Add: Tax-equivalent adjustment (non-GAAP)	2,338	2,407	2,172	2,217	2,230
Non-interest income (GAAP)	68,612	73,163	72,284	68,374	68,747
Other (non-GAAP)	342	282	308	359	295
Less: Gain on the sale of banking centers (GAAP)	—	4,596	—	—	—
Income (non-GAAP)	$312,843	$308,387	$305,136	$295,960	$285,440
Efficiency ratio (non-GAAP)	55.93%	56.19%	57.41%	57.78%	59.76%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$99,736	$98,838	$99,673	$81,682	$80,225
Less: Preferred stock dividends (GAAP)	1,969	1,969	1,968	1,969	1,947
Add: Intangible assets amortization, tax-effected (GAAP)	760	760	759	760	760
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$98,527	$97,629	$98,464	$80,473	$79,038
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$394,108	$390,516	$393,856	$321,892	$316,152
Average shareholders' equity (non-GAAP)	$2,935,653	$2,853,176	$2,796,809	$2,754,355	$2,722,591
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,161
Average goodwill and other intangible assets (non-GAAP)	563,646	564,601	565,559	566,522	567,547
Average tangible common shareholders' equity (non-GAAP)	$2,226,970	$2,143,538	$2,086,213	$2,042,796	$2,009,883
Return on average tangible common shareholders' equity (non-GAAP)	17.70%	18.22%	18.88%	15.76%	15.73%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Tangible equity:
Shareholders' equity (GAAP)	$2,966,255	$2,886,515	$2,816,198	$2,761,723	$2,716,142
Less: Goodwill and other intangible assets (GAAP)	563,176	564,137	565,099	566,061	567,023
Tangible shareholders' equity (non-GAAP)	$2,403,079	$2,322,378	$2,251,099	$2,195,662	$2,149,119
Total assets (GAAP)	$28,238,129	$27,610,315	$27,346,317	$27,036,737	$26,752,147
Less: Goodwill and other intangible assets (GAAP)	563,176	564,137	565,099	566,061	567,023
Tangible assets (non-GAAP)	$27,674,953	$27,046,178	$26,781,218	$26,470,676	$26,185,124
Tangible equity (non-GAAP)	8.68%	8.59%	8.41%	8.29%	8.21%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,403,079	$2,322,378	$2,251,099	$2,195,662	$2,149,119
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,258,042	$2,177,341	$2,106,062	$2,050,625	$2,004,082
Tangible assets (non-GAAP)	$27,674,953	$27,046,178	$26,781,218	$26,470,676	$26,185,124
Tangible common equity (non-GAAP)	8.16%	8.05%	7.86%	7.75%	7.65%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,258,042	$2,177,341	$2,106,062	$2,050,625	$2,004,082
Common shares outstanding	92,125	92,247	92,230	92,151	92,016
Tangible book value per common share (non-GAAP)	$24.51	$23.60	$22.83	$22.25	$21.78

Core deposits:
Total deposits	$22,750,928	$21,858,845	$21,997,623	$21,343,356	$21,385,042
Less: Certificates of deposit	3,273,120	2,961,564	2,746,884	2,478,589	2,275,897
Brokered certificates of deposit	81,507	234,982	348,368	361,114	277,356
Core deposits (non-GAAP)	$19,396,301	$18,662,299	$18,902,371	$18,503,653	$18,831,789